UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  October 16, 2000
                                                 -----------------------------


                              NORTH BANCSHARES, INC.
-------------------------------------------------------------------------------
              (Exact name of registrant as specified in its Charter)


Delaware                            0-22800                    36-3915073
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(State or other             (commission file number)           (IRS Employer
jurisdiction of                                                 Identification
incorporation)                                                  number)



100 West North Avenue, Chicago, Illinois                         60610
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320
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                                     N/A
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           (Former name or former address, if changed since last report)

Item 5.  Other Events

         On October 16, 2000, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated October 16, 2000, regarding third quarter 2000 earnings and a quarterly dividend.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               NORTH BANCSHARES, INC.
                                                   (Registrant)




Date: October 16, 2000                         /S/ Joseph A. Graber
      ----------------                         --------------------
                                               Joseph A. Graber
                                               President and
                                               Chief Executive Officer

                             EXHIBIT

NORTH BANCSHARES, INC.                               NEWS
100 West North Avenue  Chicago, Illinois 60610  312-664-4320


RELEASE:    IMMEDIATELY

CONTACT:    Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
                   (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             THIRD QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, OCTOBER 16, 2000, - North Bancshares, Inc., the holding company of North Federal Savings Bank today announced diluted earnings per share of $.11 for the quarter ended September 30, 2000, an improvement of $.04 per share, from $.07 per share for the quarter ended September 30, 1999. Net income for the quarter ended September 30, 2000 amounted to $126,000, an increase of $34,000, from $92,000 for the quarter ended September 30, 1999. The improvement in earnings per share and net income was primarily related to a $22,000 increase in non-interest income, an $11,000 decrease in income tax expense and a $10,000 reduction in non-interest expense partially offset by an $18,000 decrease in net interest income.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on November 15, 2000 to stockholders of record as of November 1, 2000.

         Net interest income, before provision for loan losses, decreased by $18,000 to $887,000 for the quarter ended September 30, 2000, compared with $905,000 for the quarter ended September 30, 1999. The interest rate spread decreased to 2.22% at September 30, 2000 from 2.41% at September 30, 2000, although it increased from 2.20% at June 30, 2000. The net interest margin decreased to 2.76% for the quarter ended September 30, 2000 from 2.84% for the quarter ended September 30, 1999, although it increased from 2.70% for the quarter ended June 30, 2000.

         Non-interest income increased by $22,000 and amounted to $60,000 for the quarter ended September 30, 2000 compared with $38,000 for the quarter ended June 30, 1999. The increase was primarily attributable to a $24,000 decrease in other than temporary decline in value of securities available for sale. In addition, there was a $15,000 loss on the sale of loans during the quarter which was offset by a $15,000 loss on the sale of investment securities available for sale during the quarter ended September 30, 1999, both of which were nonrecurring.

         Non-interest expense decreased by $10,000 to $754,000 for the quarter ended September 30, 2000 compared with $764,000 for the quarter ended September 30, 1999. The decrease was primarily attributable to a combined $30,000 decrease in federal deposit insurance premiums and advertising and promotion expense partially offset by a $14,000 increase in compensation and benefits expense related to increased salaries and benefits expense.

         Net loans receivable totaled $89.0 million at both September 30, 2000 and at December 31, 1999. Originations totaled $11.6 million during the nine month period compared with $22.0 million during the nine months ended September 30, 1999. Repayments totaled $9.5 million and loan sales totaled $1.8 million during the nine months ended September 30, 2000 compared with repayments of $13.6 million and sales of $425,000 during the nine months ended September 30, 1999. At September 30, 2000, the Bank had $4.3 million in loan applications and participations pending approval, closing or funding at an average rate of 9.14% and $2.4 million in unused lines of credit.

                                -MORE-

         Total deposits amounted to $80.2 million at September 30, 2000 compared with $76.5 million at December 31, 1999. The $3.7 million increase was primarily attributable to an increase in certificates of deposit. The increase in certificates was primarily due to the use of brokered certificates of deposit as a funding source for short term construction and commercial real estate loans and to repay borrowed funds. Non-interest bearing checking balances increased $1.0 million to $3.3 million at September 30, 2000 from $2.3 million at December 31, 1999.

         Borrowed funds decreased $8.9 million to $32.2 million at September 30, 2000 from $41.1 million at December 31, 1999. The decrease was primarily due to repayment of FHLB advances which were called prior to maturity.

         Stockholders' equity was $12.2 million at September 30, 2000 compared with $11.3 million at December 31, 1999. The increase was primarily attributable to net income for the nine month period which was partially offset by $399,000 in dividend payments. In addition, there was a $374,000 improvement in accumulated other comprehensive loss partially offset by a $221,000 increase in treasury stock. Book value increased to $10.26 at September 30, 2000 from $9.14 at December 31, 1999.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "During the quarter we experienced a very competitive market for short term certificates of deposit. We allowed a certain amount of those deposits to run off and continued to market our non-interest bearing personal, small business checking accounts and money market deposit accounts." He added, "We also continued the restructuring of our loan portfolio with the sale of $1.8 million of long term fixed rate mortgage loans. The sale provides liquidity, improves our interest rate sensitivity and will generate additional servicing fee income in future periods. We are also reviewing other alternatives to restructure our balance sheet to improve future earnings and reduce interest rate risk."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 48 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of Lincoln Park Chamber of Commerce, Old Town Chamber of Commerce and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                       (FINANCIAL STATEMENTS ATTACHED)



                                 --MORE-

                                               NORTH BANCSHARES, INC.
                                  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                          (IN THOUSANDS, EXCEPT SHARE DATA)
                                                    (UNAUDITED)

ASSETS                                                                   SEPT 30, 2000    DEC 31, 1999
Cash and due from Banks                                                        $ 2,301       $   1,712
Interest-bearing deposits                                                        1,390           1,260
Federal funds sold                                                                 491           2,439
Investment in dollar denominated mutual funds                                      518             466
------------------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                               4,700           5,877
Investment securities available for sale                                        17,095          17,050
Mortgage-backed securities available for sale                                   13,746          14,528
Stock in Federal Home Loan Bank of Chicago                                       1,705           2,205
Loans receivable, net of allowance for loan losses of $262 at
 September 30, 2000 and $231 at December 31, 1999                               89,012          88,989
Accrued interest receivable                                                        915             965
Premises and equipment, net                                                        806           1,033
Other assets                                                                       194              42
------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                                128,173         130,689
------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------
Deposit accounts                                                                80,152          76,506
Borrowed Funds                                                                  32,190          41,100
Advance payments by borrowers for taxes and insurance                              532           1,092
Accrued interest payable and other liabilities                                   3,096             738
------------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES                                                           115,970         119,436
------------------------------------------------------------------------------------------------------

Preferred stock, $.01 par value. Authorized 500,000 shares; none
 outstanding                                                                        -               -
Common stock, $.01 par value. Authorized 3,500,000 shares; issued
 1,914,075 shares                                                                  19              19
Additional paid in capital                                                      13,234          13,393
Retained earnings, substantially restricted                                     11,988          11,115
Treasury stock, at cost (724,722 shares at September 30, 2000 and
 682,868 shares at December 31, 1999)                                          (11,246)        (11,025)
Accumulated other comprehensive loss                                            (1,542)         (1,916)
Common stock acquired by Employee Stock Ownership Plan                            (250)           (333)
------------------------------------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                                                   12,203          11,253
------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $128,173        $130,689
------------------------------------------------------------------------------------------------------





                                                              --MORE-

                                           NORTH BANCSHARES, INC.
                              CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                   THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,                SEPTEMBER 30,
                                                                                    2000          1999           2000          1999
INTEREST INCOME:
  Loans receivable                                                                $1,710        $1,611         $5,057        $4,695
  Interest-bearing deposits and federal funds sold                                    49            32            147           163
  Investment securities available for sale                                           298           304            914           860
  Mortgage-backed securities available for sale                                      220           241            676           713
  Investment in mutual funds                                                           6             6             17            22
  Dividends on FHLB stock                                                             32            34            109            94
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                                              2,315         2,228          6,920         6,547
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                                   871           797          2,588         2,398
  Borrowed funds                                                                     557           526          1,687         1,503
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                                             1,428         1,323          4,275         3,901
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                                 887           905          2,645         2,646
PROVISION FOR LOAN LOSSES                                                              -             9             31            17
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                  887           896          2,614         2,629
-----------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain (loss) on sale of investment securities available for sale                      -           (15)           (90)           75
  Other than temporary decline in value of securities available for sale               -           (24)           (24)          (32)
  Gain on sale of real estate                                                          -             -          1,322             -
  Loss on sale of loans                                                              (15)            -            (15)            -
  Fees and service charges                                                            69            73            218           215
  Other                                                                                6             4             16            13
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                                             60            38          1,427           271
-----------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                                          423           409          1,273         1,204
  Occupancy expense                                                                  104           106            345           325
  Professional fees                                                                   44            39            159           131
  Data processing                                                                     52            53            156           156
  Advertising and promotion                                                           40            49            125           110
  Federal deposit insurance premium                                                    2            23             10            34
  Other                                                                               89            85            271           255
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                                           754           764          2,339         2,215
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                           193           170          1,702           685
INCOME TAX EXPENSE                                                                    67            78            430           267
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                          $126            92          1,272           418
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
  Basic                                                                              .11           .08           1.08           .35
  Diluted                                                                            .11           .07           1.07           .34
-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING:
  Basic                                                                        1,163,122     1,188,241      1,177,756     1,200,516
  Diluted                                                                      1,171,620     1,236,616      1,186,756     1,247,372
-----------------------------------------------------------------------------------------------------------------------------------


                                                              --MORE-

SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                                   THREE MONTHS ENDED       NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,             SEPTEMBER 30,
                                                                                     2000       1999         2000       1999

PERFORMANCE RATIOS:
-------------------------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)                    0.39%      0.28%       1.29%      0.44%
Interest rate spread information:
 Average during period (1)                                                            2.09       2.29        2.16       2.28
 End of period (1)                                                                    2.22       2.41        2.22       2.41
Net interest margin (1)                                                               2.76       2.84        2.73       2.82
Ratio of operating expenses to average assets (1)                                     2.31       2.36        2.38       2.31
Efficiency ratio                                                                       .80        .81         .57        .76
Ratio of average interest-earning assets to average interest-bearing
 liabilities                                                                        115.01     113.19      113.05     113.17
-------------------------------------------------------------------------------------------------------------------------------

                                                                                  SEPTEMBER 30, 2000         DECEMBER 31, 1999
ASSET QUALITY RATIOS:
-------------------------------------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                                0.00                           0.00
Allowance for loan losses to non-performing loans                                     N/A                            N/A
Allowance for loan losses to loans receivable                                        0.29                           0.26
CAPITAL RATIOS:
--------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                                 9.52                           8.61
Average Stockholders' equity to average assets                                       9.18                           9.56
Return on Stockholders' equity (ratio of net income to average equity) (1)          14.69                           4.36
Shares outstanding-actual                                                       1,189,353                      1,231,207
Book value per share                                                                10.26                           9.14
Number of full service offices                                                          2                              2
---------------------------------------------------------------------------------------------------------------------------------

(1) Annualized for the three and nine month periods presented.